EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Elaine K. Roberts, President and Chief Financial Officer of
Fahnestock Viner Holdings Inc. (the "Company"), hereby certifies that to her knowledge the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Company filed with the Securities and Exchange Commission on the date hereof
(the "Report") fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Toronto, Ontario, Canada, this 30th day of October, 2002.

                               "E.K. Roberts"
                               Elaine K. Roberts
          President and Chief Financial Officer